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                                                                    Exhibit 21.1

                LIST OF SUBSIDIARIES OF SHILOH INDUSTRIES, INC.


     The following is a list of the subsidiaries of Shiloh Industries, Inc., a Delaware corporation (the "Corporation"). The common stock of all the corporations listed below is wholly owned, directly or indirectly, by the Corporation. If indented, the corporation is a wholly owned subsidiary of the corporation under which it is listed unless otherwise noted.

          NAME OF CORPORATION                     STATE OF INCORPORATION

          Shiloh Corporation                               Ohio
            The Sectional Die Company                      Ohio
              Sectional Stamping, Inc.                     Ohio
            Medina Blanking, Inc.(1)                       Ohio
            Liverpool Coil Processing,
              Incorporated                                 Ohio
            Shiloh of Michigan, LLC (2)                    Michigan
            VCS Properties LLC                             Ohio
              Valley City Steel, LLC (3)                   Ohio
          Greenfield Die & Manufacturing Corp.             Michigan
          Shiloh Incorporated                              Michigan
          C&H Design Company                               Michigan
          Jefferson Blanking, Inc.                         Georgia
          Shiloh Automotive, Inc.                          Ohio
          Shiloh de Mexico S.A. de C.V. Shiloh
           Industries, Inc. (4)                            Mexico
            Shiloh International S.A. de C.V. (5)          Mexico
          Shiloh Industries International Inc              Barbados
          Dickson Manufacturing Division                   Tennesse


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(1)  Medina Blanking, Inc. is 22% owned by the Corporation and 78% owned by
     Shiloh Corporation.

(2) Shiloh of Michigan is 80% owned by Shiloh Corporation and 20% owned by Shiloh Automotive, Inc.

(3) Valley City Steel, LLC is owned 49% by VCS Propertries and 51% by an unrelated third party.

(4) Shiloh de Mexico S. A. de C.V. Shiloh Industries, Inc. is owned 99% by the Corporation and 1% by Medina Blanking, Inc.

(5) Shiloh International S.A. de C.V. is owned 99% by Shiloh de Mexico S.A. de C.V. and 1% by the Corporation.